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                                                                   Exhibit 3.103

                            ARTICLES OF ORGANIZATION
                                       OF
                              GAYLORD NATIONAL, LLC

         The undersigned, being a natural person and acting as Authorized Person, does hereby adopt the following Articles of Organization for the purpose of forming a limited liability company in the State of Maryland, pursuant to the provisions of the Maryland Limited Liability Company Act.

         (1)      The name of the Limited Liability Company is Gaylord National,
                  LLC

         (2) The Limited Liability Company is formed for the following purpose or purposes:

                  To have all of the powers conferred upon limited liability companies organized under the provisions of the Maryland Limited Liability Company Act.

         (3)      The address of the Limited Liability Company in Maryland is:

                  11 East Chase Street
                  Baltimore, Maryland 21202

         (4) The resident agent of the Limited Liability Company in Maryland is:

                  National Registered Agents, Inc. of MD
                  11 E. Chase Street
                  Baltimore, Maryland 21202

         IN WITNESS WHEREOF, I have adopted and signed these Articles of Organization and do hereby acknowledge that the adoption and signing are may act.

Date: October 7, 2004

                                         /s/ Carter R. Todd
                                         ------------------
                                         Carter R. Todd, Authorized Person